Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-166116, 333-166117 and 133-183538 and Form S-8 Nos. 333-131619, 333-135356 and 333-147745) of EPIRUS Biopharmaceuticals, Inc. (formerly known as Zalicus Inc.), and in the related Prospectuses of our report dated May 8, 2014, with respect to the consolidated financial statements of EPIRUS Biopharmaceuticals, Inc., included in this Form 8-K.

/s/ Ernst & Young LLP

Boston, Massachusetts, USA

July 14, 2014